                                                                Exhibit (c)(7)



            Agreement and Plan of Merger dated as of June 17, 1999 among the Parent, the Purchaser and the Company

================================================================================




                         AGREEMENT AND PLAN OF MERGER
                                     among
                         LITTLEJOHN PARTNERS IV, L.P.,
                            LPIV ACQUISITION CORP.
                                      and
                           DURAKON INDUSTRIES, INC.
                           Dated as of June 17, 1999






================================================================================

                                TABLE OF CONTENTS

ARTICLE I.....................................................................2
         SECTION 1.01.  The Offer.............................................2
                        ---------
         SECTION 1.02.  Company Action........................................3
                        --------------
ARTICLE II....................................................................4
         SECTION 2.01.  The Merger............................................4
                        ----------
         SECTION 2.02.  Effective Time; Closing...............................4
                        -----------------------
         SECTION 2.03.  Effect of the Merger..................................4
                        --------------------
         SECTION 2.04.  Articles of Incorporation; Bylaws.....................5
                        ---------------------------------
         SECTION 2.05.  Directors and Officers................................5
                        ----------------------
         SECTION 2.06.  Conversion of Securities..............................5
                        ------------------------
         SECTION 2.07.  Employee and Director Stock Options...................5
                        -----------------------------------
         SECTION 2.08.  Surrender of Shares; Stock Transfer Books.............6
                        -----------------------------------------

ARTICLE III...................................................................7
         SECTION 3.01.  Organization and Qualification; Subsidiaries..........7
                        --------------------------------------------
         SECTION 3.02.  Articles of Incorporation and Bylaws..................8
                        ------------------------------------
         SECTION 3.03.  Capitalization........................................8
                        --------------
         SECTION 3.04.  Authority Relative to this Agreement..................9
                        ------------------------------------
         SECTION 3.05.  No Conflict; Required Filings and Consents............9
                        ------------------------------------------
         SECTION 3.06.  Compliance...........................................10
                        ----------
         SECTION 3.07.  SEC Filings; Financial Statements....................10
                        ---------------------------------
         SECTION 3.08.  Absence of Certain Changes or Events.................11
                        ------------------------------------
         SECTION 3.09.  Absence of Litigation................................12
                        ---------------------
         SECTION 3.10.  Employee Benefit Plans...............................12
                        ----------------------
         SECTION 3.11.  Labor Matters........................................14
                        -------------
         SECTION 3.12.  Offer Documents; Schedule 14D-9; Proxy Statement.....14
                        ------------------------------------------------
         SECTION 3.13.  Tangible Property; Real Property and Leases..........15
                        -------------------------------------------
         SECTION 3.14.  Trademarks, Patents and Copyrights...................16
                        ----------------------------------
         SECTION 3.15.  Taxes................................................16
                        -----
         SECTION 3.16.  Environmental Matters................................17
                        ---------------------
         SECTION 3.17.  Material Contracts...................................17
                        ------------------
         SECTION 3.18.  Brokers and Counsel..................................18
                        -------------------
         SECTION 3.19.  Mexican Operations...................................18
                        ------------------
         SECTION 3.20.  Year 2000 Compliance.................................18
                        --------------------

ARTICLE IV...................................................................19
         SECTION 4.01.  Corporate Organization...............................19
                        ----------------------
         SECTION 4.02.  Authority Relative to This Agreement.................19
                        ------------------------------------
         SECTION 4.03.  No Conflict; Required Filings and Consents...........19
                        ------------------------------------------
         SECTION 4.04.  Financing............................................20
                        ---------
         SECTION 4.05.  Offer Documents; Proxy Statement.....................20
                        --------------------------------
         SECTION 4.06.  Brokers..............................................20
                        -------

ARTICLE V....................................................................21
         SECTION 5.01.  Conduct of Business by the Company Pending the
                        ----------------------------------------------
                          Merger.............................................21
                          ------

ARTICLE VI...................................................................23
         SECTION 6.01.  Special Shareholders' Meeting........................23
                        -----------------------------
         SECTION 6.02.  Proxy Statement......................................23
                        ---------------
         SECTION 6.03.  Access to Information; Confidentiality...............24
                        --------------------------------------
         SECTION 6.04.  No Solicitation of Transactions......................24
                        -------------------------------
         SECTION 6.05.  Employee Benefits Matters; Employment Agreements.....25
                        ------------------------------------------------
         SECTION 6.06.  Directors' and Officers' Indemnification and
                        --------------------------------------------
                          Insurance..........................................25
                          ---------
         SECTION 6.07.  Notification of Certain Matters......................26
                        -------------------------------
         SECTION 6.08.  Further Action; Reasonable Best Efforts..............27
                        ---------------------------------------
         SECTION 6.09.  Public Announcements.................................27
                        --------------------
         SECTION 6.10.  Confidentiality Agreement............................27
                        -------------------------
         SECTION 6.11   Financial Statements.................................27
                        --------------------
         SECTION 6.12   SEC Reports..........................................27
                        -----------
         SECTION 6.13.  Cancellation of Shares...............................27
                        ----------------------
         SECTION 6.14.  Issuance of Shares Upon Exercise of Stock Options....27
                        -------------------------------------------------

ARTICLE VII..................................................................28
         SECTION 7.01.  Conditions to the Merger If Offer Conditions Have
                        -------------------------------------------------
                          Been Satisfied or Waived...........................28
                          ------------------------
         SECTION 7.02. Conditions to the Merger if the Conditions to the
                       -------------------------------------------------
                          Offer are not Satisfied or Waived..................28
                          ---------------------------------

ARTICLE VIII.................................................................30
         SECTION 8.01.  Termination..........................................30
                        -----------
         SECTION 8.02.  Effect of Termination................................32
                        ---------------------
         SECTION 8.03.  Fees and Expenses....................................32
                        -----------------
         SECTION 8.04.  Amendment............................................33
                        ---------
         SECTION 8.05.  Waiver...............................................33
                        ------

ARTICLE IX...................................................................33
         SECTION 9.01.  Non-Survival of Representations, Warranties and
                        -----------------------------------------------
                          Agreements.........................................33
                          ----------
         SECTION 9.02.  Notices..............................................33
                        -------
         SECTION 9.03.  Certain Definitions..................................35
                        -------------------
         SECTION 9.04.  Severability.........................................35
                        ------------
         SECTION 9.05.  Entire Agreement, Assignment.........................36
                        ----------------------------
         SECTION 9.06.  Parties in Interest..................................36
                        -------------------
         SECTION 9.07.  Specific Performance.................................36
                        --------------------
         SECTION 9.08.  Governing Law........................................36
                        -------------
         SECTION 9.09.  Headings.............................................36
                        --------
         SECTION 9.10.  Counterparts; Facsimile..............................36
                        -----------------------

ANNEX A                 Conditions to the Offer
                        -----------------------
SCHEDULE I              Listing of Shareholders
                        -----------------------
EXHIBIT A               Form of Certificate of Merger
                        -----------------------------

                            Glossary of Defined Terms


                                                                  Location of
     Defined Term                                                 Definition
     ------------                                                 ----------

affiliate....................................................     ss. 9.03(a)
Affiliate Contract...........................................     ss. 3.17
Agreement....................................................     Preamble
Attorney Engagement..........................................     ss. 3.18
beneficial owner.............................................     ss. 9.03(b)
Blue Sky Laws................................................     ss. 3.05(b)
Board  ......................................................     Recitals
Broker Agreements............................................     ss. 3.18
business day.................................................     ss. 9.03(c)
Certificate of Merger........................................     ss. 2.02
Certificates.................................................     ss. 2.08(b)
Code  .......................................................     ss. 3.10(a)
Company  ....................................................     Preamble
Competing Proposal...........................................     ss. 8.03(a)(i)
Competing Transaction........................................     ss. 6.04
Confidentiality Agreement....................................     ss. 6.03(b)
control  ....................................................     ss. 9.03(d)
control by...................................................     ss. 9.03(d)
Disclosure Schedule..........................................     ss. 3.01
Effective Time...............................................     ss. 2.02
Environmental Law............................................     ss. 3.16(a)
ERISA    ....................................................     ss. 3.10(a)
Exchange Act.................................................     ss. 1.02(b)
Fee .........................................................     ss. 8.03(a)
GAAP     ....................................................     ss. 3.07(b)
Hazardous Substances.........................................     ss. 3.16(a)
Higher Price.................................................     ss. 8.01(f)
Indemnified Parties..........................................     ss. 6.06(b)
IRS  ........................................................     ss. 3.10(a)
Lazard, Freres...............................................     ss. 1.02(a)
Material Adverse Effect......................................     ss. 3.01
Material Contract............................................     ss. 3.17
Merger   ....................................................     Recitals
Merger Consideration.........................................     ss. 2.06(a)
Michigan Law.................................................     Recitals
Minimum Tender Condition.....................................     ss. 1.01(a)
1998 Balance Sheet...........................................     ss. 3.07(c)
Offer .......................................................     Recitals
Offer Documents..............................................     ss. 1.01(b)
Offer to Purchase............................................     ss. 1.01(b)
Parent ......................................................     Preamble
Paying Agent.................................................     ss. 2.08(a)

Per Share Amount.............................................     Recitals
person  .....................................................     ss. 9.03(e)
Plans .......................................................     ss. 3.10(a)
Potential Buyer..............................................     ss. 6.04
Proprietary Rights...........................................     ss. 3.14
Proxy Statement..............................................     ss. 3.12
Purchaser....................................................     Preamble
Schedule 14D-1...............................................     ss. 1.01(b)
Schedule 14D-9...............................................     ss. 1.02(b)
SEC  ........................................................     ss. 1.01(b)
SEC Reports..................................................     ss. 3.07(a)
Securities Act...............................................     ss. 3.07(a)
Shareholder Agreements.......................................     Recitals
Shareholders.................................................     Recitals
Shares   ....................................................     Recitals
Special Shareholders' Meeting................................     ss. 6.01
Spread   ....................................................     ss. 2.07
Stock Option Plans...........................................     ss. 2.07
Subsidiary...................................................     ss. 3.01
subsidiary...................................................     ss. 9.03(f)
Superior Proposal............................................     ss. 6.04
Surviving Corporation........................................     ss. 2.01
Transactions.................................................     ss. 3.04
under common control with....................................     ss. 9.03(d)
WARN     ....................................................     ss. 3.10(f)
Year 2000 Compliant..........................................     ss. 3.20

                  AGREEMENT AND PLAN OF MERGER, dated as of June 17, 1999 (this "Agreement"), among LITTLEJOHN PARTNERS IV, L.P., a limited partnership
 ---------
organized under the laws of Delaware ("Parent"), LPIV ACQUISITION CORP., a
                                       ------
Michigan corporation and a wholly owned subsidiary of Parent ("Purchaser"), and
                                                               ---------
DURAKON INDUSTRIES, INC., a Michigan corporation (the "Company").
                                                       -------

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Boards of Directors of Purchaser and the Company, and the general partner of Parent, have each unanimously determined that it is in the best interests of their respective equity holders for Parent to acquire the Company upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser shall make a cash tender offer (the "Offer") to acquire all the
                                                    -----
issued and outstanding shares of common stock, without par value, of the Company (the "Shares") for U.S. $16.00 per Share (such amount, or any greater amount per
      ------
Share paid pursuant to the Offer, being hereinafter referred to as the "Per
                                                                        ---
Share Amount") net to the seller in cash, upon the terms and subject to the
------------
conditions of this Agreement and the Offer;

                  WHEREAS, the Board of Directors of the Company (the "Board"),
                                                                       -----
including all the disinterested directors on the Board, has unanimously approved the making of the Offer and resolved and agreed to recommend that holders of Shares tender their Shares pursuant to the Offer;

                  WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Purchaser and the Company, and the general partner of Parent, have each unanimously approved the merger (the "Merger") of Purchaser with and
                                                ------
into the Company in accordance with the Business Corporation Act of the State of Michigan ("Michigan Law") following the consummation of the Offer and upon the
           ------------
terms and subject to the conditions set forth herein;

                  WHEREAS, to induce Parent and Purchaser to enter into this Agreement, Parent has required that Purchaser and each of the shareholders of the Company listed on Schedule I attached hereto (the "Shareholders") enter into
                                                       ------------
a Stock Tender, Voting Agreement and Irrevocable Proxy, dated today's date (the "Shareholder Agreements"), pursuant to which each Shareholder agrees, among
 ----------------------
other things, to validly tender its Shares into, and not to withdraw its Shares from, the Offer, and to vote its Shares in favor of the Merger, in each case subject to the terms and conditions set forth therein; and

                  WHEREAS, also in furtherance of such acquisition, the Boards of Directors of Purchaser and Company, and the general partner of Parent, have each unanimously approved the execution, delivery and performance of the Shareholder Agreements in accordance with applicable Law.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:


                                    ARTICLE I

                                    THE OFFER
                                    ---------


                  SECTION 1.01. The Offer. (a) Provided that this Agreement
                                ---------
shall not have been terminated in accordance with Section 8.01 and none of the events set forth in Annex A hereto shall have occurred or be existing, Purchaser shall commence the Offer as promptly as reasonably practicable after the date hereof, but in no event later than five business days after the date hereof. The obligation of Purchaser to accept for payment and pay for Shares tendered pursuant to the Offer shall be subject to the condition (the "Minimum Tender
                                                              --------------
Condition") that at least the number of Shares that combined with the Shares
---------
already owned by Parent, Purchaser or any of their affiliates shall constitute at least 90% of the then outstanding Shares on the date that Shares may be accepted for payment by Purchaser shall have been validly tendered and not withdrawn prior to the expiration of the Offer and also shall be subject to the satisfaction of the other conditions set forth in Annex A hereto. Purchaser expressly reserves the right to waive any such condition, to increase the price per Share payable in the Offer, and to make any other changes in the terms and conditions of the Offer; provided, however, that, without the prior written
                         --------  -------
consent of the Company, no change may be made (i) which decreases the price per Share payable in the Offer, (ii) which changes the form of consideration to be paid in the Offer, (iii) which, except as set forth in the next succeeding sentence, extends the period that the Offer is outstanding, (iv) which reduces the maximum number of Shares to be purchased in the Offer or (v) which imposes conditions to the Offer in addition to those set forth in Annex A hereto. Notwithstanding anything to the contrary contained herein, without the consent of the Company, Parent and Purchaser may extend the expiration date for the Offer for one or more periods not to exceed thirty (30) days in the aggregate. The Per Share Amount shall, subject to applicable withholding of taxes, be paid net to the seller in cash, upon the terms and subject to the conditions of the Offer. Subject to the terms and conditions of the Offer (including, without limitation, the Minimum Tender Condition), Purchaser shall pay, as promptly as practicable after expiration of the Offer, for all Shares validly tendered into and not withdrawn from, the Offer.

                  (b) As soon as reasonably practicable on the date of commencement of the Offer, Purchaser shall file with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with
                 ---
all amendments and supplements thereto, the "Schedule 14D-1") with respect to
                                             --------------
the Offer and the other Transactions (as hereinafter defined), which shall have been provided to the Company and to which the Company shall not have reasonably objected. The Schedule 14D-1 shall contain or shall incorporate by reference an offer to purchase (the "Offer to Purchase") and forms of the related letter of
                        -----------------
transmittal and any related summary advertisement (the Schedule 14D-1, the Offer to Purchase and such other documents, together with all supplements and amendments thereto, being referred to herein collectively as the "Offer Documents"). Each of Parent, Purchaser and the Company agree to
     ---------------
correct promptly any information provided by it for use in the Offer Documents which shall have become false or misleading, and Parent and Purchaser further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws.

                  SECTION 1.02. Company Action. (a) The Company hereby approves
                                --------------
of and consents to the Offer and represents and warrants that (i) the Board, at meetings duly called and held on June 14, 1999, and June 17, 1999, has unanimously (A) determined that this Agreement, the Shareholder Agreements and the transactions contemplated hereby and thereby, including, without limitation, each of the Offer, the Merger and the tender of Shares pursuant to the Shareholder Agreements, are fair to and in the best interests of the shareholders of the Company, (B) approved and adopted this Agreement and the transactions, including, without limitation, the Offer, the Merger and the tender of Shares pursuant to the Shareholder Agreements, contemplated hereby and thereby, (C) taken all action to render the provisions of Section 775 through
Section 784 of the Michigan Law inapplicable to the Offer, the Merger and the Shareholder Agreements, so that none of Parent, Purchaser or any of their affiliates shall become an "interested shareholder" thereunder, and to opt out of Section 790 through Section 799 of the Michigan Law in order to render the provisions thereof restricting voting rights of "control shares" inapplicable to Shares acquired by Parent or Purchaser pursuant to the Offer, the Merger and the Shareholder Agreements, and (D) recommended that the shareholders of the Company accept the Offer and approve and adopt this Agreement and the transactions, including, without limitation, the Merger, contemplated hereby, and (ii) Lazard Freres & Co. LLC ("Lazard Freres") has delivered to the Board an opinion to the
                   -------------
effect that the consideration to be received by the holders of Shares (other than Purchaser and its affiliates) pursuant to each of the Offer and the Merger is fair to such holders of Shares from a financial point of view. Subject only to the provisions of Sections 6.04 and 8.01(d) below, the Company hereby consents to the inclusion in the Offer Documents of the recommendation of the Board described in the immediately preceding sentence.

                  (b) As soon as reasonably practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing, subject
                                         --------------
only to the provisions of Sections 6.04 and 8.01(d) below, the recommendation of the Board described in Section 1.02(a) and shall disseminate the Schedule 14D-9 to the extent required by Rule 14d-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable federal
                         -----------------
securities laws. Each of the Company, Parent and Purchaser agree to correct promptly any information provided by it for use in the Schedule 14D-9 which shall have become false or misleading, and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Prior to the Company's filing of the Schedule 14D-9, such Schedule shall have been provided to Purchaser and Parent and shall not have been reasonably objected to.

                  (c) The Company shall promptly furnish Purchaser with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Purchaser with such additional information, including, without limitation, updated listings and computer files of shareholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably request. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer or the Merger, Parent and Purchaser shall hold in confidence the information contained in such labels, listings and files, shall use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated in accordance with Section 8.01, shall deliver to the Company, or certify to the Company destruction of, all copies of such information then in their possession.


                                   ARTICLE II

                                   THE MERGER
                                   ----------

                  SECTION 2.01. The Merger. Upon the terms and subject to the
                                ----------
conditions set forth in Article VII, and in accordance with Michigan Law, at the Effective Time (as hereinafter defined), Purchaser shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation"), and shall continue to
                                ---------------------
be governed by the laws of the State of Michigan.

                  SECTION 2.02. Effective Time; Closing. As promptly as
                                -----------------------
practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger in substantially the form of Exhibit A hereto, or in such other form as the parties shall otherwise agree (the "Certificate of Merger"), with the Michigan Department of Consumer and
      ---------------------
Industry Services, in such form as is required by, and executed in accordance with the relevant provisions of, Michigan Law (the date and time of such filings being, collectively, the "Effective Time"). Prior to such filing, a closing
                          --------------
shall be held at the offices of Honigman Miller Schwartz and Cohn, 2290 First National Building, Detroit, Michigan 48226, or such other place as the parties shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Article VII. If Shares are accepted for payment under the Offer, the Certificate of Merger shall be filed that same day.

                  SECTION 2.03. Effect of the Merger. At the Effective Time, the
                                --------------------
effect of the Merger shall be as provided in the applicable provisions of Michigan Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving

Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of the Company and Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 2.04. Articles of Incorporation; Bylaws. (a) The
                                ---------------------------------
Articles of Incorporation of Purchaser, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by applicable law and such Articles of Incorporation; provided, however, that, at the Effective Time,
                           --------  -------
Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the corporation is Durakon Industries, Inc. "

                  (b) The Bylaws of Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

                  SECTION 2.05. Directors and Officers. The directors of
                                ----------------------
Purchaser immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                  SECTION 2.06. Conversion of Securities. At the Effective Time,
                                ------------------------
by virtue of the Merger and without any action on the part of Purchaser, the Company or the holders of any of the Shares:

                  (a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Shares to be cancelled pursuant to
         Section 2.06(b)) shall be cancelled and shall be converted automatically into the right to receive an amount equal to the Per Share Amount in cash (the "Merger Consideration"), payable, without
                                    --------------------
         interest, to the holder of such Share, upon surrender, in the manner provided in Section 2.08, of the certificate that formerly evidenced such Share;

                  (b) Each Share owned by Purchaser, Parent or any direct or indirect wholly owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be cancelled and retired without any conversion thereof and no payment or distribution shall be made with respect thereto; and

                  (c) Each share of common stock, without par value, of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock, without par value, of the Surviving Corporation.

                  SECTION 2.07. Employee and Director Stock Options. In
                                -----------------------------------
accordance with the terms of the Company's Stock Option Plans listed on Section
3.03 of the Disclosure Schedule (as
defined below) (the "Stock Option Plans"), each outstanding option to purchase
                     ------------------
Shares granted under the Stock Option Plans shall, immediately prior to the Effective Time, become exercisable regardless of the vesting schedule contained in any stock option agreement or in any of the Stock Option Plans. Each outstanding option to purchase Shares granted under the Stock Option Plans or otherwise shall be cancelled at the Effective Time, and each holder of a cancelled option (whether issued pursuant to a Stock Option Plan or otherwise) shall be entitled to receive, at the Effective Time or as soon as practicable thereafter, from the Company, in consideration for the cancellation of such option, an amount in cash equal to the product of (i) the number of Shares previously subject to such option and (ii) the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such option (the "Spread"). With respect to each such option issued by the Company
             ------
other than pursuant to its 1996 Stock Option Plan, the Company shall take, or cause to be taken, prior to the expiration date of the Offer, all such action so that each such option shall be automatically cancelled as of the Effective Time and the holders of each such option shall only be entitled to receive from the Company, at the Effective Time or as soon as practicable thereafter, an amount in cash equal to the Spread, if any, in exchange for the cancellation of each such option.

                  SECTION 2.08. Surrender of Shares; Stock Transfer Books. (a)
                                -----------------------------------------
Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as agent (the "Paying Agent") for the holders of Shares in connection with the Merger to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.06(a), and at the Effective Time Purchaser shall deposit with such Paying Agent an amount sufficient to pay the aggregate Merger Consideration. Such funds shall be invested by the Paying Agent as directed by the Surviving Corporation, provided that such investments shall be in obligations of or guaranteed by the United States of America or of any agency thereof and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively.

                  (b) Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 2.06(a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates evidencing such Shares (the "Certificates") shall pass, only upon proper
                             ------------
delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates pursuant to such letter of transmittal. Upon surrender to the Paying Agent of a Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly evidenced by such Certificate, and such Certificate shall then be cancelled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificate for the benefit of the holder of such Certificate. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such taxes either have been paid or are not applicable. In the event any certificate representing Shares shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article II; provided, however, the person to whom the Merger
                      --------  -------
Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                  (c) At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it) and, thereafter, such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates held by them. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Share for any Merger Consideration delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar law.

                  (d) At the close of business on the day of the Effective Time, the stock transfer books of the Company shall be closed and, thereafter, there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable law.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         The Company hereby represents and warrants to Parent and Purchaser that:

                  SECTION 3.01. Organization and Qualification; Subsidiaries.
                                --------------------------------------------
Each of the Company and each subsidiary of the Company other than Durakon Mexicana, S.A. de C.V. (a "Subsidiary"), is a corporation duly organized,
                           ----------
validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any Subsidiary, the term "Material Adverse Effect" means any change(s), event(s),
                      -----------------------
condition(s), development(s) or effect(s), other than a change affecting the design, specifications or scope of the Company's GMT805 project, that adversely affects, or may be reasonably likely to adversely affect, individually or in the aggregate, the business, operations, results of operations, properties, condition, financial condition, cash flows, assets or liabilities (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole or the value of the Shares, in any case, by an amount equal to at least $5,000,000. A true and complete list of all the Subsidiaries (which for purposes of this sentence only shall include Durakon Mexicana, S.A. de C.V.), together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock (calculated on a fully-diluted basis) of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section 3.01 of the Disclosure Schedule, which has been delivered prior to the date of this Agreement by the Company to Parent (the "Disclosure
                                                             ----------
Schedule"). Except as disclosed in such Section 3.01, the Company does not
--------
directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  SECTION 3.02. Articles of Incorporation and Bylaws. The
                                ------------------------------------
Company has heretofore furnished to Parent a complete and correct copy of the Articles of Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such Articles of Incorporation, Bylaws and equivalent organization documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any provision of its Articles of Incorporation, Bylaws or equivalent organizational documents.

                  SECTION 3.03. Capitalization. The authorized capital stock of
                                --------------
the Company consists of 100,000 shares of preferred stock (none of which is issued and outstanding) and 15,000,000 Shares. As of the date hereof, (i) 6,125,200 Shares are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no Shares are held by the Subsidiaries or in the Company's treasury, and (iii) 468,000 Shares are reserved for issuance pursuant to stock options granted pursuant to the Company's Stock Option Plans or otherwise. Except as set forth in this Section 3.03 or Section 3.03 of the Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company, any Subsidiary or Durakon Mexicana, S.A. de C.V., or obligating the Company, any Subsidiary or Durakon Mexicana, S.A. de C.V., to issue or sell any shares of capital stock of, or other equity interests in, the Company, any

Subsidiary or Durakon Mexicana, S.A. de C.V., Section 3.03 of the Disclosure Schedule accurately and completely sets forth, with respect to each option granted by the Company, any Subsidiary or Durakon Mexicana, S.A., de C.V., whether pursuant a Stock Option Plan or otherwise, the name of the optionee, the number and type of securities subject to such option, and the exercise price of such option. All Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 3.03 of the Disclosure Schedule, there are no outstanding obligations of the Company, any Subsidiary or Durakon Mexicana, S.A. de C.V., to repurchase, redeem or otherwise acquire any Shares or any capital stock of the Company, any Subsidiary or Durakon Mexicana, S.A. de C.V., or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person, including Durakon Mexicana, S.A. de C.V. Each outstanding share of capital stock of each Subsidiary and Durakon Mexicana, S.A. de C.V. is duly authorized, validly issued, fully paid and nonassessable and, except as set forth in Section 3.03 of the Disclosure Schedule is owned free and clear of all liens and encumbrances.

                  SECTION 3.04. Authority Relative to this Agreement. The
                                ------------------------------------
Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions, including, without limitation, the Merger, contemplated hereby (the "Transactions"). The execution and delivery of this Agreement by the
      ------------
Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding Shares as required by Michigan Law and the Company's Articles of Incorporation, and the filing and recordation of the Certificate of Merger as required by Michigan Law). This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Purchaser, constitutes a legal, valid and binding obligation of the Company.

                  SECTION 3.05. No Conflict; Required Filings and Consents.
                                ------------------------------------------
Except as set forth in Section 3.05 of the Disclosure Schedule, (a) the execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of the Company or any Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or subject or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of the Company or any Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or subject.

                  (b) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws") and state takeover laws, and the
                                -------------
filing and recordation of the Certificate of Merger as required by Michigan Law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent the Company from performing its obligations under this Agreement, or would not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 3.06. Compliance. Except as set forth in Section 3.06
                                ----------
of the Disclosure Schedule, neither the Company nor any Subsidiary is, in any material respect, in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or subject or (ii) any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or subject.

                  SECTION 3.07. SEC Filings; Financial Statements. (a) The
                                ---------------------------------
Company has filed all forms, reports and documents required to be filed by it with the SEC in the past three years, and has heretofore delivered to Parent, in the form filed with the SEC, (i) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1996, 1997 and 1998, respectively, (ii) its Quarterly Reports on Form 10-Q for the periods ended (x) March 31, June 30 and September 30 in 1997 and in 1998, and (y) March 31, 1999, (iii) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held in the past three years and (iv) all other forms, reports and other registration statements (other than Quarterly Reports on Form 10-Q not referred to in clause (ii) above) filed by the Company with the SEC in the past three years (the forms, reports and other documents referred to in clauses (i), (ii),
(iii) and (iv) above being referred to herein, collectively, as the "SEC
                                                                     ---
Reports"). The most recent SEC Report filed by the Company is its Quarterly
-------
Report on Form 10-Q for the period ended March 31, 1999. The SEC Reports (i) were prepared in accordance with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and
                 --------------
the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the SEC Reports was prepared from the books and records of the Company in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout
                                                               ----
the periods indicated (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position, results of operations and changes in shareholders' equity and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited financial statements, to normal and recurring year-end audit adjustments which are consistent with prior year adjustments and were not and are not expected, individually or in the aggregate, to be significant).

                  (c) Except as and to the extent set forth on the consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 1998 including the notes thereto (the "1998 Balance Sheet"), or
                                                       ------------------
in Section 3.07 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998.

                  SECTION 3.08. Absence of Certain Changes or Events. Since
                                ------------------------------------
December 31, 1998, except as set forth in Section 3.08 of the Disclosure Schedule or as contemplated by this Agreement or disclosed in any SEC Report filed since December 31, 1998 and prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1998, there has not been (i) any Material Adverse Effect with respect to the Company, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary and having, individually or in the aggregate, a Material Adverse Effect with respect to the Company, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (v) any failure by the Company to revalue any asset in accordance with GAAP consistent with past practice, (vi) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, (vii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities or any securities of any Subsidiary or of Durakon Mexican S.A. de C.V., (viii) other than as set forth in any contract (as in effect on the date hereof) referred to in Section 3.10, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except customary increases in compensation to employees generally incurred in the ordinary course of business consistent with past practice, (ix) any entering into, renewal, modification or extension of, any contract, arrangement or agreement with any affiliate of the Company, or (x) any entering into, renewal, modification or extension of, any contract, arrangement or agreement with any other party having, individually or in the aggregate, a Material Adverse Effect with respect to the Company.

                  SECTION 3.09. Absence of Litigation. Except as set forth in
                                ---------------------
Section 3.09 of the Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which (i) the amount in controversy is or could reasonably be expected to be at least $50,000, (ii) seeks to, or is reasonably likely to, delay or prevent the consummation of any Transaction or (iii) which, if adversely determined against the Company would limit, in any material respect, the Company's ability to conduct its business as currently conducted. As of the date hereof, except as set forth in Section 3.09 of the Disclosure Schedule, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award. Except as set forth in Section 3.09 of the Disclosure Schedule, the Company and each Subsidiary has notified its insurance companies, in accordance with the terms and conditions of its insurance policies, of any pending or threatened litigation, and no insurance company has denied coverage, reserved its rights to deny coverage or otherwise advised the Company or any of its Subsidiaries of any defenses available to such insurance company to deny coverage for any such pending or threatened litigation.

                  SECTION 3.10. Employee Benefit Plans. (a) Section 3.10 of the
                                ----------------------
Disclosure Schedule contains a true and complete list of (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option,
                                          -----
stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could incur any liability under Title IV of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "Plans"). No Plan is a "defined
                                                -----
benefit plan" within the meaning of Section 3(35) of ERISA and no Plan is subject to Title IV of ERISA. Each Plan is in writing and the Company has previously furnished Parent with a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS")
                                                                        ---
Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared financial statement in connection with each such Plan. Except as set forth in Section 3.10 of the Disclosure Schedule, neither the Company nor any Subsidiary has any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or
(iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code").
                               ----
                  (b) Except as disclosed in Section 3.10 of the Disclosure Schedule, none of the Plans (i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or other benefits as a result of any Transaction or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. None of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

                  (c) Except as set forth in Section 3.10 of the Disclosure Schedule, each Plan which is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of the Company, no fact or event has occurred since the date of any such determination letter from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination by the IRS that could adversely affect such qualified or exempt status.

                  (d) There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. Neither the Company nor any Subsidiary is currently liable or has previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and no fact or event exists which could give rise to any such liability. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

                  (e) To the knowledge of the Company, each Plan is now and has been operated in all respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and the Company and each Subsidiary have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no knowledge of any default or violation by any party to, any Plan. All contributions, premiums or payments required to be made with respect to any Plan have been timely made ,are fully deductible for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The 1998 Balance Sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans.

                  (f) The Company and the Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN") and do not reasonably expect to incur any such liability as
             ----
a result of actions taken or not taken prior to the Effective Time. Section 3.10(f) of the Disclosure Schedule lists (i) all the employees terminated or laid off by the Company or any Subsidiary during the 90 days prior to the date hereof and (ii) all the employees of the Company or any Subsidiary who have experienced a reduction in hours of work of more than 50% during any month during the 90 days prior to the date hereof and describes all notices given by the Company and the Subsidiaries in connection with WARN. The Company will, by written notice to Parent and Purchaser, update Section 3.10(f) of the Disclosure Schedule to include any such terminations, layoffs and reductions in hours from the date hereof through the Effective Time and will provide Parent and Purchaser with any related information which they may reasonably request.

                  SECTION 3.11. Labor Matters. Except as set forth in Section
                                -------------
3.11 of the Disclosure Schedule, (i) there are no controversies pending or, to the knowledge of the Company, threatened between the Company or any Subsidiary, on the one hand, and any of their respective employees (including former employees), on the other hand; (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract; (iv) there are no unfair labor practice complaints pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary.
Section 3.11 of the Disclosure Letter sets forth an accurate and complete list of all agreements or arrangements with employees, consultants (excluding attorneys and investment banking firms) and agents of the Company or any Subsidiary, including (without limitation, employment, consulting, severance, stay-bonus, termination or other agreements or arrangements) where the total compensation to any such employee, consultant or agent under any such agreement or arrangement (or series of related agreements or arrangements) exceeds $100,000 in any year.

                  SECTION 3.12. Offer Documents; Schedule 14D-9; Proxy
                                --------------------------------------
Statement. Neither the Schedule 14D-9 nor any information supplied by the
---------
Company for inclusion in the Offer Documents shall, at the respective times the
Schedule 14D-9, the Offer Documents, or any amendments or supplements thereto are filed with the SEC or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The proxy statement to be sent to the shareholders of the Company in connection with the Special Shareholders' Meeting (as defined in Section 6.01 hereof (such proxy statement, as amended or supplemented, being referred to herein as the "Proxy Statement")
                                                             ---------------
shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company, at the time of the Special Shareholders' Meeting, and at the Effective Time, be false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Shareholders' Meeting which shall have become false or misleading. The Schedule 14D-9 and the Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

                  SECTION 3.13. Tangible Property; Real Property and Leases. (a)
                                -------------------------------------------
The Company and the Subsidiaries have good and marketable title to all their tangible properties and assets, free and clear of all liens and encumbrances, with only such exceptions as are set forth in Section 3.13 of the Disclosure Schedule, and subject to (i) liens for taxes, assessments or governmental charges, (ii) liens incident to construction, common carriers, and public warehouse storage, which are either not delinquent or are being contested in good faith by the Company by appropriate proceedings and as to which adequate reserves have been established on the 1998 Balance Sheet, (iii) liens or deposits in connection with workers' compensation, unemployment, or other insurance, social security laws, or to secure customs' duties, public or statutory obligations in lieu of surety, stay or appeal bonds, or to secure performance of contracts or bids (other than contracts for the payment of money borrowed), or deposits required by law or governmental regulations or by any court order, decree, judgment or rule as condition to the transaction of business or the exercise of any right, privilege or license or (iv) other liens or deposits of a like nature made in the ordinary course of business.

                  (b) No parcel of real property owned or leased by the Company is subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the knowledge of the Company, has any such condemnation, expropriation or taking been proposed or threatened.

                  (c) All leases of real property leased for the use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party requiring rental payments in excess of U.S. $100,000 during the period of the lease and all amendments and modifications thereto are in full force and effect and have not been modified or amended, and there exists no default under any such lease by the Company or any Subsidiary, nor any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary, nor, to the knowledge of the Company, does there exist any default, or any event which with notice or lapse of time or both would constitute a default thereunder, by any other party to any such lease. Section 3.13 of the Disclosure Schedule sets forth an accurate and complete list of each of the leases and other documents described in the immediately preceding sentence, and accurate and complete copies of each such lease and other documents have been provided to the Parent.

                  SECTION 3.14. Trademarks, Patents and Copyrights. Except as
                                ----------------------------------
set forth in Section 3.14 of the Disclosure Schedule, the Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works, know-how and other proprietary rights and information (collectively, "Proprietary Rights") used or held for use
                                       ------------------
in connection with the business of the Company and the Subsidiaries as conducted since December 31, 1994, as currently conducted or as contemplated to be conducted, and the Company is unaware of any assertion or claim challenging the validity of any of such Proprietary Rights. Except as set forth in Section 3.14 of the Disclosure Schedule, the conduct of the business of the Company and the Subsidiaries did not, does not and will not conflict in any way with any Proprietary Rights of any third party that, individually or in the aggregate, could have a Material Adverse Effect with respect to the Company. Except as set forth in Section 3.14 of the Disclosure Schedule, there are no infringements of any Propriety Rights owned by or licensed by or to the Company or any Subsidiary. Except as set forth in Section 3.14 of the Disclosure Schedule, neither the Company nor any Subsidiary has licensed or otherwise permitted the use by any third party of any Proprietary Rights.

                  SECTION 3.15. Taxes. The Company and the Subsidiaries have
                                -----
filed all federal, state, local and foreign tax returns and reports (as defined below) required to be filed by them and have paid and discharged all taxes (as defined below), other than such payments as are being contested in good faith by appropriate proceedings and as to which adequate reserves are set forth on the 1998 Balance Sheet. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. To the knowledge of the Company's management, no tax return or taxable period of the Company is under examination by any taxing authority, and Company has not received written notice of any pending audit by any taxing authority. The Company is not a party to any agreement or contract which would result in payment of any "excess parachute payment" within the meaning of
Section 280G of the Code. The Company has not been and is not a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code). Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax which is currently in effect. The accruals and reserves for taxes reflected in the 1998 Balance Sheet are adequate to cover all taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP. Neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset owned by the Company or any of the Subsidiaries. For purposes of this Agreement, "taxes" shall mean all taxes or other like assessments including, without limitation, income, withholding, gross receipts, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes imposed by or payable to any federal, state, county, local or foreign government, taxing authority, subdivision or agency thereof, including interest, penalties, additions to tax or additional amounts thereto. For purposes of this Agreement, "tax return" shall mean any report, return, declaration or other information required to be supplied to a taxing authority in connection with taxes.

                  SECTION 3.16. Environmental Matters. (a) For purposes of this
                                ---------------------
Agreement, the following terms shall have the following meanings: (i) "Hazardous
                                                                       ---------
Substances" means (A) any asbestos or asbestos-containing material, petroleum
----------
and petroleum products, including crude oil and any fractions thereof, natural gas, natural gas liquids, synthetic gas, polychlorinated biphenyls or radon; (B) any pollutant or contaminant; or (C) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Law" means any federal, state
                                    -----------------
or local law relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

                  (b)      Except as described in Section 3.16 of the Disclosure
Schedule: (i) neither the Company, nor its operations, have violated any applicable Environmental Law; (ii) the Company has all material permits and licenses required under any applicable Environmental Law; (iii) the soils, surface and ground waters at the properties owned or leased by the Company are not contaminated with any Hazardous Substance; (iv) the Company has not received any written notice of violation of liability under any Environmental Law which liability remains unresolved; (v) true, correct and complete copies of all environmental surveys, reports, assessments and similar materials which were prepared by or on behalf of the Company, any of its Subsidiaries or any affiliate of either the Company or any Subsidiary, have been made available to Parent; and (vi) neither the Company nor any Subsidiary has contractually assumed any liability of any other person involving Hazardous Substances or Environmental Laws.

                  (c) Notwithstanding anything in this Agreement to the contrary, this Section 3.16 is exclusive as to all matters related to or arising from Environmental Laws, Hazardous Substances, pollution, contamination, exposure to or the presence of any Hazardous Substances and any conditions attributed to any of the foregoing.

                  SECTION 3.17. Material Contracts. Each contract or agreement
                                ------------------
to which the Company or any of the Subsidiaries is a party that is material to the Company or any Subsidiary (a "Material Contract"), or that is between the
                                  -----------------
Company or any Subsidiary, on the one hand, and any director, officer or affiliate of the Company, on the other hand (an "Affiliate Contract") is in full
                                                 ------------------
force and effect and is enforceable against the parties thereto (including the Company and the Subsidiaries) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Company or any Subsidiary or, to the knowledge of the Company, any third party under such Material Contracts.

The Company or the applicable Subsidiary and, to the knowledge of the Company, any third party thereto, has duly complied in all material respects with the provision of each Material Contract to which it is a party. An accurate and complete list of each Material Contracts and each Affiliate Contract is set forth in Section 3.17 of the Disclosure Schedule, and accurate and complete copies of each Material Contract and each Affiliate Contract have been provided to the Parent. The term Material Contract shall include the Principal Agreement, dated January 14, 1993, by and between the Company and Consorcio Larmo, S.A. de C.V., and any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation (or any series of related agreements, lease, contracts, notes, mortgages, indentures, arrangements or other obligations) entered into by the Company or any of its Subsidiaries (i) of a nature which would be required to be included as an Exhibit in a registration statement filed with the Commission under the Securities Act of 1933, as amended, pursuant to Item 601(b)(10) of Regulation S-K (other than this Agreement), (ii) which involves the leasing or rental of any significant portion of the real property currently utilized by the Company or any of the Subsidiaries, (iii) under which the Company or any Subsidiary has incurred or may incur indebtedness for borrowed money, (iv) under which the Company or any Subsidiary is leasing any equipment or other tangible personal property, and (v) which requires the Company or any of its Subsidiaries to expend funds in excess of $100,000 in any one-year period and which is not terminable at will by the Company or its Subsidiary.

                  SECTION 3.18. Brokers and Counsel. No broker, finder or
                                -------------------
investment banker (other than Lazard Freres and J. I. Harris & Associates) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements among the Company or any of its Subsidiaries, on the one hand, and Lazard Freres, J. I. Harris and Associates (the "Broker Agreements")
                                                           -----------------
or Honigman Miller Schwartz and Cohn on the other hand (the "Attorney
                                                             --------
Engagement") pursuant to which such firms would be entitled to any payment
----------
relating to the Transactions.

                  SECTION 3.19. Mexican Operations. Neither the Company nor any
                                ------------------
of its directors or officers has any reason to believe that General Motors Corporation intends to terminate, or modify in any respect which is materially adverse to the Company or its subsidiary, Durakon Mexicana, S.A. de C.V., the project known as GMT805.

                  SECTION 3.20. Year 2000 Compliance. All computer software and
                                --------------------
computerized systems owned or used by the Company, or licensed by the Company, as licensor or as licensee, other than any shrinkwrap software available to retail customers, is "Year 2000 Compliant" (as hereinafter defined), except as
                      -------------------
disclosed in Section 3.20 of the Disclosure Schedule. For purposes of this Agreement, "Year 2000 Compliant" shall mean (i) all such software and systems shall operate in 4-digit year format and, in all material respects, without errors in the recognition, calculation and processing of date data relating to century recognition, leap years, single and multi-century formulae, date values and interfaces of date-related functionalities; (ii) all date processing shall be conducted in a four-digit year format and all date sorting that includes a "year field" or "year category" shall be based upon a four-digit year format; and (iii) any date arithmetic programs or calculators in the software shall operate in all material respects in accordance with the related user documentation in the Year 2000, and the years following, without degrading functionality or performance.


                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
             ------------------------------------------------------

                  Parent and Purchaser hereby, jointly and severally, represent and warrant to the Company that:

                  SECTION 4.01. Organization. Purchaser is a corporation, and
                                ------------
Parent is a limited partnership, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a material adverse effect on the business or operations of Parent and Purchaser and their respective subsidiaries, taken as a whole.

                  SECTION 4.02. Authority Relative to This Agreement. Each of
                                ------------------------------------
Parent and Purchaser has all necessary power and authority (corporate or partnership as applicable) to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions have been duly and validly authorized by all necessary action (corporate or partnership as applicable) and no other proceedings on the part of Parent or Purchaser are necessary to authorize this Agreement or to consummate the Transactions (other than with respect to the Merger, the filing and recordation of the Certificate of Merger as required by Michigan Law). This Agreement has been duly and validly executed and delivered by Parent and Purchaser and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser enforceable against each of Parent and Purchaser in accordance with its terms.

                  SECTION 4.03. No Conflict; Required Filings and Consents. (a)
                                -------------------------------------------
The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Purchaser or the Certificate of Limited Partnership of Parent, (ii) conflict with or violate any law, rule, regulation, order, judgement or decree applicable to Parent or Purchaser or by which any property or asset of either of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which

Parent or Purchaser is a party or by which Parent or Purchaser or any property or asset of either of them is bound or subject.

                  (b) The execution and delivery of this Agreement by Parent and Purchaser do not, and the performance of this Agreement by Parent and Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and state takeover laws and filing and recordation of the Certificate of Merger as required by Michigan Law and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Offer or the Merger, or otherwise prevent Parent or Purchaser from performing their respective obligations under this Agreement.

                  (c) Parent and Purchaser have less than $10 million of assets for purposes of determining whether any pre-merger filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, is required, and no individual or entity owns 50% or more of the equity of Parent.

                  SECTION 4.04. Financing. Parent has, or has commitments to
                                ---------
obtain, sufficient funds to permit Purchaser to acquire all the outstanding Shares in the Offer and the Merger, evidence of which has been provided to the Company.

                  SECTION 4.05. Offer Documents; Proxy Statement. The Offer
                                --------------------------------
Documents will not, at the time the Offer Documents are filed with the SEC or are first published, sent or given to shareholders of the Company, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement will not, on the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company, at the time of the Special Shareholders' Meeting, if applicable, and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Special Shareholders' Meeting which shall have become false or misleading. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents or the Offer Documents. The Offer Documents shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

                  SECTION 4.06. Brokers. No broker, finder or investment banker
                                -------
is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER
                     --------------------------------------

                  SECTION 5.01. Conduct of Business by the Company Pending the
                                ----------------------------------------------
Merger. The Company covenants and agrees that, between the date of this
------
Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and the Subsidiaries shall be conducted only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its best efforts to preserve substantially intact the business organization of the Company and the Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Subsidiaries and to preserve the current relationships of the Company and the Subsidiaries with customers, suppliers and other persons with which the Company or any Subsidiary has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or by Section 5.01 of the Disclosure Schedule, neither the Company nor any Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of (i) any shares of capital stock of any class of the Company or any Subsidiary (which for purposes of this Section 5.01(b)(i) only shall include Durakon Mexicana, S.A. de C.V.), or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Subsidiary (except for the issuance of a maximum of 468,000 Shares issuable pursuant to stock options outstanding on the date hereof) or (ii) any assets of the Company or any Subsidiary, except for sales in the ordinary course of business and in a manner consistent with past practice;

                  (c) (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, or (ii) make any capital contribution with respect to any Subsidiary (which for purposes of this Section 5.01(c)(ii) only shall include Durakon Mexicana, S.A. de C.V.);

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) except as set forth in Section 5.01(e) of the Disclosure Schedule, take any of the actions described in (ii)(B),
         (ii)(C), (ii)(D), (ii)(F) and (ii)(G) of this subsection (e) as they relate to the GMT805 project, or (ii) (A) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any assets; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, pledge in respect of or otherwise as an accommodation become responsible for the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice, but in no event shall there be more than $1,300,000 of indebtedness outstanding at any one time; (C) enter into any contract or agreement other than (1) a license agreement with Dynamic Manufacturing, Inc. (which shall only be entered into following consultation with Parent) or (2) contracts or agreements entered into in the ordinary course of business, consistent with past practice and which require payments by the Company or the Subsidiaries in an aggregate amount of less than U.S. $100,000; (D) terminate, cancel or permit any change in, or agree to any change in, any Material Contract, except in the ordinary course of business consistent with past practice; (E) terminate, cancel or permit any change in, or agree to any change in, any Affiliate Contract, Broker Agreement or Attorney Engagement; (F) authorize any single capital expenditure which is in excess of U.S. $250,000 or capital expenditures which are, in the aggregate, in excess of U.S. $1,000,000 for the Company and the Subsidiaries taken as a whole; or (G) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 5.01(e);

                  (f) increase the compensation payable or to become payable to its officers or employees, except for normal increases consistent with past practices in salaries or wages of employees of the Company or any Subsidiary who are not officers of the Company, or grant any severance or termination pay to, or enter into any employment, severance, termination, stay-bonus or similar agreement with, any director, officer or other employee of the Company or any Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

                  (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (h) make any tax election or settle or compromise any material federal, state, local or foreign income tax liability;

                  (i) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 1998 Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice or incurred in connection with the Transactions; or

                  (j) announce an intention, enter into any formal or informal agreement, or otherwise make a commitment, to do any of the foregoing.


                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS
                              ---------------------

                  SECTION 6.01. Special Shareholders' Meeting. The Company,
                                -----------------------------
acting through the Board, shall, in accordance with applicable law and the Company's Articles of Incorporation and Bylaws, unless not required under applicable "short-form" merger provisions of Michigan Law, (i) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable following the expiration of the Offer for the purpose of considering and taking action on this Agreement and the transactions contemplated hereby (the "Special Shareholders' Meeting") and (ii) subject to the provisions of
      -----------------------------
Sections 6.04 and 8.01 below, (A) include in the Proxy Statement the unanimous recommendation of the Board that the shareholders of the Company approve and adopt this Agreement and the Transactions, including, without limitation, the Merger and (B) use its best efforts to obtain such approval and adoption; provided, however, if, immediately after the expiration of the Offer, less than
--------  -------
a majority of the outstanding Shares on a fully-diluted basis have been tendered into the Offer, and not withdrawn, then the Special Shareholders' Meeting shall not be held and the Company shall not be required to (i) call, give notice of or convene the Special Shareholders' Meeting, (ii) recommend in the Proxy Statement that the shareholders of the Company approve and adopt this Agreement and the Transactions, or (iii) use its best efforts to obtain such approval and adoption. At the Special Shareholders' Meeting (or by consent if a shareholders meeting is not required), Parent and Purchaser shall cause all Shares then owned by them and their subsidiaries to be voted in favor of the approval and adoption of this Agreement and the Transactions, including, without limitation, the Merger.

                  SECTION 6.02. Proxy Statement. As soon as practicable
                                ---------------
following the date of this Agreement, the Company shall file the Proxy Statement with the SEC under the Exchange Act, unless not required under applicable "short-form" merger provisions of Michigan Law, and shall use its best efforts to have the Proxy Statement cleared by the SEC. Parent, Purchaser and the Company shall cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent promptly of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC. The Company shall give Parent and its counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Parent and its counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. Each of the Company, Parent and Purchaser agrees to use its best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the holders of Shares entitled to vote at the Special Shareholders' Meeting at the earliest practicable time.

                  SECTION 6.03. Access to Information; Confidentiality. (a) From
                                --------------------------------------
the date hereof to the Effective Time, the Company shall, and shall cause the Subsidiaries and the officers, directors, employees, auditors and agents of the Company and the Subsidiaries to, afford the officers, employees and agents of Parent and Purchaser access at all reasonable times to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each Subsidiary, shall instruct its independent auditors to make available its accountants' work papers to the officers, employees and agents of Parent and Purchaser, and shall furnish Parent and Purchaser with all financial, operating and other data and information as Parent or Purchaser, through its officers, employees or agents, may reasonably request.

                  (b) All information obtained by Parent or Purchaser pursuant to this Section 6.04 shall be kept confidential, by Purchaser, by Parent and by any other party which is to be afforded access pursuant to Section 6.03(a), in accordance with the confidentiality agreement, dated February 5, 1999 (the "Confidentiality Agreement"), between Littlejohn Co., LLC and the
           -------------------------
Company and countersigned by Littlejohn & Co., LLC on February 8, 1999.

                  SECTION 6.04. No Solicitation of Transactions. Neither the
                                -------------------------------
Company nor any Subsidiary shall, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any person relating to any acquisition or purchase of all or any material portion of the assets of, or any equity interest in, the Company or any Subsidiary or any merger, consolidation, business combination, reorganization, recapitalization or similar transaction involving the Company or any Subsidiary (each a "Competing Transaction") or participate in any
                        ---------------------
discussions or negotiations regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing. The Company and each of its Subsidiaries will cease and cause to be terminated any existing activities, discussions or negotiations by or on its behalf with any other person conducted heretofore with respect to any Competing Transaction and will promptly notify Parent following receipt of any request by any person relating to any possible Competing Transaction or information concerning the Company. Section 6.04 of the Disclosure Schedule accurately and completely sets forth the name of each person to whom any confidential documents or information concerning the Company or any of its Subsidiaries was disclosed by or on behalf of the Company since January 1, 1998 for the purpose of discussing a possible change in control transaction involving the Company (a "Potential Buyer"). The Company will promptly request
                          ---------------
that each such Potential Buyer either return all of such confidential documents and information, and all copies thereof, to the Company or deliver a written certification of such destruction to the Company. The Company shall use its best efforts to cause each such Potential Buyer to comply with such request and shall notify Parent promptly following compliance by each Potential Buyer with such request. The Company agrees that it will not disclose any of the terms of this Agreement or the matters referred to herein to any other prospective acquiror of the Company until the Closing Date or earlier if this Agreement is terminated in accordance with its terms, except to the extent such disclosure is required by law or the regulations of the Nasdaq Stock Market. Nothing contained in this Section 6.04 shall prohibit the Board from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited (from the date of this Agreement) proposal involving a fully-financed Competing Transaction which is made in writing by such person and which, if consummated, would provide consideration per Share to the shareholders of the Company in excess of the Per Share Amount (a "Superior Proposal"), if, and only to the
                                   -----------------
extent that, the Board determines in good faith, based upon the written advice of Honigman Miller Schwartz and Cohn, that such action is required for the Board to comply with its fiduciary duties to shareholders under Michigan Law.

                  SECTION 6.05. Employee Benefits Matters; Employment
                                -------------------------------------
Agreements. For a period of one year from the Effective Time, Parent shall, or
----------
shall cause the Company or the Surviving Corporation to, maintain the Plans (other than the Stock Option Plans) which the Company maintains for the benefit of, or which are open to, a majority of the employees of the Company on the terms in effect on the date hereof, or such other plans, arrangements or programs as will provide employees with benefits that in the aggregate are substantially equivalent to those provided under the Plans (other than the Stock Option Plans) as in effect on the date hereof. In addition, Parent shall, or shall cause the Surviving Corporation to, assume and agree to perform those Change of Control Agreements listed in Schedule 6.05 of the Disclosure Schedule in the same manner and to the same extent that the Company is required to perform such agreements.

                  SECTION 6.06. Directors' and Officers' Indemnification and
                                --------------------------------------------
Insurance.
---------

                  (a) The Articles of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VII of the Bylaws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at the Effective Time were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law. Any determinations made pursuant to
Section 564(a) of Michigan Law with respect to the appropriateness of indemnification shall be made in good faith.

                  (b) The Company shall indemnify and hold harmless, and, after the Effective Time, the Surviving Corporation shall indemnify and hold harmless, each present and former director, officer, employee, fiduciary and agent of the Company and each Subsidiary (collectively, the "Indemnified
                                                             -----------
Parties") against all costs and expenses (including reasonable attorneys' fees),
-------
judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, criminal, administrative or investigative, arising out of or pertaining to any action or omission in their capacity as an officer, director, employee, fiduciary or agent, whether occurring before or after the Effective Time, for a period of six years after the date hereof. In the event of any such claim, action, suit, proceeding or investigation, (i) the Company or the Surviving Corporation, as the case may be, shall pay the reasonable fees and expenses of counsel selected by the Indemnified Parties, which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation, promptly after statements therefor are received and (ii) the Company and the Surviving Corporation shall cooperate in the defense of any such matter; provided,
                                                               --------
however, that neither the Company nor the Surviving Corporation shall be liable
-------
for any settlement effected without its written consent (which consent shall not be unreasonably withheld); provided further that neither the Company nor the
                           -------- -------
Surviving Corporation shall be obligated pursuant to this Section 6.06(b) to pay the fees and expenses of more than one counsel for all Indemnified Parties in any single action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; and provided further that, in the event that any claim for indemnification is
--------
asserted or made within such six-year period, all rights to indemnification in respect of such claim shall continue until the disposition of such claim.

                  (c) Prior to the Effective Time the Company shall, and after the Effective Time the Surviving Corporation shall, make reasonable advances to the Indemnified Parties to cover expenses for which such Indemnified Parties would otherwise be entitled to indemnification pursuant to this Section 6.06, subject to receipt of an undertaking by the Indemnified Parties to reimburse the Company for all such amounts advanced if it is subsequently determined that the Company is not required to indemnify such Indemnified Party.

                  (d) The Surviving Corporation shall use its best efforts to maintain in effect for six years from the Effective Time, if available, the current directors' and officers' liability insurance policies maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring on or prior to the Effective Time; provided, however, that in no event shall the Surviving
                    --------
Corporation be required to expend pursuant to this Section 6.06(d) more than an amount per year equal to 250% of current annual premiums paid by the Company for such insurance.

                  (e) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, or at Parent's option, Parent, shall assume the obligations set forth in this Section 6.06.

                  SECTION 6.07. Notification of Certain Matters. The Company
                                -------------------------------
shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which causes any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect and (ii) any failure of the Company, Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                  SECTION 6.08. Further Action; Reasonable Best Efforts. Upon
                                ---------------------------------------
the terms and subject to the conditions hereof (including, without limitation, Section 6.04), each of the parties hereto shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions, including, without limitation, using its reasonable best efforts to obtain all licenses, permits (including, without limitation, environmental permits), consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and the Subsidiaries as are necessary for the consummation of the Transactions and to fulfill the conditions to the Offer and the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

                  SECTION 6.09. Public Announcements. Parent and the Company
                                --------------------
shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or The Nasdaq Stock Market to which Parent or the Company is a party.

                  SECTION 6.10. Confidentiality Agreement. Upon the acceptance
                                -------------------------
for payment of Shares pursuant to the Offer, the Confidentiality Agreement shall be deemed to have terminated without further action by the parties thereto.

                  SECTION 6.11. Financial Statements. As soon as they are made
                                --------------------
available to senior management of the Company, the Company shall make available to Parent copies of all internally generated monthly, quarterly and annual financial statements, consisting of consolidated balance sheets, and statements of income and of cash flows.

                  SECTION 6.12. SEC Reports. The Company shall timely file all
                                -----------
quarterly, annual and other reports and information required to be filed by it with the SEC under the Exchange Act for all periods through and including the Closing Date and, promptly after making such filing, shall provide Parent with an accurate and complete copy thereof. The delivery to Parent of copies of any such reports and information shall constitute a representation and warranty by the Company to Parent that such report or information was prepared in accordance with the requirements of the Exchange Act and did not, at the time it was filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading.

                  SECTION 6.13. Cancellation of Shares. The Company shall cause
                                ----------------------
to be cancelled all Shares held by the Company.

                  SECTION 6.14. Issuance of Shares Upon Exercise of Stock
                                -----------------------------------------
Options. From and after the date upon which Purchaser accepts for payment Shares
-------
tendered pursuant to the Offer,
the Company shall not issue any Shares upon exercise of any outstanding options to purchase Shares.


                                  ARTICLE VII

                            CONDITIONS TO THE MERGER
                            ------------------------

                  SECTION 7.01. Conditions to the Merger If Offer Conditions
                                --------------------------------------------
Have Been Satisfied or Waived. If the conditions to the Offer set forth on Annex
-----------------------------
A have been satisfied or, where permitted, waived, the respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. This Agreement and the Transactions,
                      --------------------
         including, without limitation, the Merger, shall have been approved and adopted by the affirmative vote of the shareholders of the Company (unless the vote of the shareholders is not required by Michigan Law);

                  (b) No Order. No foreign, United States or state governmental
                      --------
         authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them or the consummation of the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions; and

                  (c) Offer. Purchaser or its permitted assignee shall have
                      -----
         purchased all Shares validly tendered and not withdrawn pursuant to the Offer; provided, however, that this condition shall only be applicable
                --------  -------
         to the obligations of Parent or Purchaser if Purchaser's failure to purchase such Shares is not in breach of this Agreement or the terms of the Offer.

                  SECTION 7.02. Conditions to the Merger if the Conditions to
                                ---------------------------------------------
the Offer are not Satisfied or Waived. If the conditions to the Offer set forth
-------------------------------------
on Annex A have not been satisfied or, where permitted, waived, the respective obligations of Parent and Purchaser, on the one hand, and the Company, on the other hand, shall be subject to the satisfaction, or, where permitted, waived, at or prior to the Effective Time of the conditions set forth in subsections (a) and (b), respectively, of this Section 7.02.

                  (a) Conditions Applicable to Parent and Purchaser. The
                      ---------------------------------------------
         respective obligations of Parent and Purchaser shall be subject to the satisfaction, or, where permitted, waiver, at or prior to the Effective Time of the following conditions:

                           (i) Shareholder Approval. This Agreement and the
                               --------------------
                  Transactions, including, without limitation, the Merger, shall have been approved and adopted by the affirmative vote of the shareholders of the Company (unless the vote of the shareholders is not required by Michigan Law);

                           (ii) No Order. No foreign, United States or state
                                --------
                  governmental authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them or the consummation of the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions;

                           (iii) there shall not have occurred any Material
                  Adverse Effect with respect to the Company;

                           (iv) the Company shall have taken or caused to be
                  taken all such action so that each outstanding option to purchase Shares issued by the Company other than pursuant to the Company's 1996 Stock Option Plan shall be automatically cancelled as of the Effective Time and the holders of each such option shall only be entitled to receive from the Company, at the Effective Time or as soon as practicable thereafter, an amount in cash equal to the Spread, if any, in exchange for the cancellation of each such option;

                           (v) there shall not have been any misstatement in or
                  omission from any representation of, or there shall not have occurred any breach of warranty by, the Company in the Agreement, as a result of which, individually or in the aggregate, there is, or may reasonably be expected to occur, a Material Adverse Effect with respect to the Company, and the President of the Company shall have delivered a certificate to such effect in form and substance reasonably satisfactory to Parent;

                           (vi) the Company shall have performed in all material
                  respects all of its obligations, and shall have complied in all material respects with all of its material agreements and material covenants, to be performed or complied with by it under this Agreement, and the President of the Company shall have delivered a certificate to such effect in form and substance reasonably satisfactory to Parent; and

                           (vii) the Company's consolidated cash balance, as
                  computed in accordance with GAAP, immediately prior to the Effective Time, shall be no less than $15 million, determined after subtracting an amount equal to the then-outstanding accounts payable (excluding inter-company accounts payable) incurred by the Company, any Subsidiary and/or Durakon Mexicana, S.A. de

                  C.V. relating to the GMT-805 expenditures listed in Section 5.01(e) of the Disclosure Schedule, and the President of the Company shall have delivered a certificate to such effect in form and substance reasonably satisfactory to Parent.

                  (b) Conditions Applicable to the Company. The obligations of
                      ------------------------------------
         the Company shall be subject to the satisfaction, or, where permitted, waiver, at or prior to the Effective Time of the following conditions:

                           (i) Shareholder Approval. This Agreement and the
                               --------------------
                  Transactions, including, without limitation, the Merger, shall have been approved and adopted by the affirmative vote of the shareholders of the Company (unless the vote of the shareholders is not required by Michigan Law);

                           (ii) No Order. No foreign, United States or state
                                --------
                  governmental authority or other agency or commission or foreign, United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the acquisition of Shares by Parent or Purchaser or any affiliate of either of them or the consummation of the Merger illegal or otherwise restricting, preventing or prohibiting consummation of the Transactions;

                           (iii) there shall not have been any misstatement in
                  or omission from any representation of, or there shall not have occurred any breach of warranty by, Parent or Purchaser in the Agreement, as a result of which, individually or in the aggregate, there is, or may reasonably be expected to occur, a Material Adverse Effect with respect to Parent and Purchaser taken as a whole, and the President of Parent shall have delivered a certificate to such effect in form and substance reasonably satisfactory to the Company; and

                           (iv) Parent and Purchaser shall have performed in all
                  material respects all of their obligations, and shall have complied in all material respects with all of their material agreements and material covenants, to be performed or complied with by them under this Agreement, and the President of Parent shall have delivered a certificate to such effect in form and substance reasonably satisfactory to the Company.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

                  SECTION 8.01. Termination. This Agreement may be terminated
                                -----------
and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated hereby by the shareholders of the
Company:

                  (a) By mutual written consent duly authorized by (x) the Boards of Directors of Purchaser and the Company and (y) the general partner of Parent; or

                  (b) By Parent, Purchaser or the Company if (i) the Effective Time shall not have occurred on or before November 30, 1999; provided,
                                                                      --------
         however, that the right to terminate this Agreement under this Section
         -------
         8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date or (ii) any court of competent jurisdiction in the United States or other governmental authority shall have issued an order, decree, ruling or taken any other action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (c) By Parent, upon approval of its Board of Directors, if (i) due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto other than the Minimum Tender Condition, Purchaser shall have (A) failed to commence the Offer within 60 days following the date of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to pay for Shares pursuant to the Offer within 90 days following the commencement of the Offer; provided, however, that the Minimum Tender Condition shall have been satisfied and such action or inaction under (A), (B) or (C) shall not have been caused by or resulted from the failure of Parent or Purchaser to perform in any material respect any material covenant or agreement of either of them contained in this Agreement or the material breach by Parent or Purchaser of any material representation or warranty of either of them contained in this Agreement; or (ii) prior to the purchase of Shares pursuant to the Offer, the Board or any committee thereof shall have withdrawn or modified in a manner adverse to Purchaser or Parent or, after receipt of a proposal involving a Competing Transaction, upon the request of Parent, shall not have promptly publicly reaffirmed, its approval or recommendation of the Offer, this Agreement, the Merger, the Shareholder Agreements or any other Transaction, or shall have recommended another merger, consolidation, business combination, recapitalization, reorganization or similar transaction involving, or acquisition of, the Company or its assets, or another tender offer or exchange offer for Shares, or shall have resolved to do any of the foregoing; or

                  (d) By the Parent, upon approval of its Board of Directors, if the Company shall have materially breached its obligations under
         Section 6.04 above; or

                  (e) By the Company, upon approval of the Board, if due to an occurrence or circumstance that would result in a failure to satisfy any condition set forth in Annex A hereto other than the Minimum Tender Condition, Purchaser shall have (A) failed to commence the Offer within 60 days following the date of this Agreement, (B) terminated the Offer without having accepted any Shares for payment thereunder or (C) failed to pay for Shares pursuant to the Offer within 90 days following the commencement of the

         Offer; provided, however, that the Minimum Tender Condition shall have
                --------  -------
         been satisfied and such action or inaction under (A), (B), and (C) shall not have been caused by or resulted from the failure of the Company to perform in any material respect any material covenant or agreement of it contained in this Agreement or the material breach by the Company of any material representation or warranty of it contained in this Agreement; or

                  (f) by the Company or Parent, prior to the purchase of Shares pursuant to the Offer, if the Board, in full compliance with the provisions of Section 6.04 above, shall have approved the execution by the Company of a definitive agreement relating to a Superior Proposal; provided, however, the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.01(f) unless, at least three (3) business days prior to such termination, the Company shall have first provided to Parent (i) notice of its intention to terminate the Agreement as of a particular effective date, (ii) copies of the definitive documents relating to the Superior Proposal that the Board has resolved to approve, (iii) the right to increase the price to be paid for the Shares purchased pursuant to the Offer the Merger to an amount per Share equal to the amount per Share to be received by the shareholders of the Company pursuant to the Superior Proposal (the "Higher Price"), and (iv) the amount of the Higher Price; and provided,
         -------------                                                 --------
         further, that if, prior to the effective date of such termination as
         -------
         set forth in the notice from the Company referred to above, Parent notifies the Company of its agreement to pay the Higher Price, the Agreement shall not terminate; or

                  (g) by either Parent or the Company, at any time after the expiration of the Offer if, immediately after expiration of the Offer, less than a majority of the outstanding Shares on a fully-diluted basis have been tendered into the Offer, and not withdrawn.

                  SECTION 8.02. Effect of Termination. In the event of the
                                ---------------------
termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any party hereto, except as set forth in Sections 8.03 and 9.01, and nothing herein shall relieve any party from liability for any breach hereof.

                  SECTION 8.03.  Fees and Expenses.  (a) In the event that
                                 -----------------

                  (i) any person shall have commenced a tender or exchange offer for 25% or more (or which, assuming the maximum amount of securities which could be purchased, would result in any person beneficially owning 25% or more) of the then outstanding Shares or otherwise publicly announced a Competing Transaction for the direct or indirect acquisition of the Company or all or substantially all of its assets and (w) the Board does not recommend against the Competing Transaction,
         (x) the Offer shall have remained open for at least 20 business days,
         (y) the Minimum Tender Condition shall not have been satisfied and (z) this Agreement shall have been terminated pursuant to Section 8.01; or

                  (ii) this Agreement is terminated (x) pursuant to Section 8.01(c)(ii) or (y) pursuant to Section 8.01(d) or (z) pursuant to
         Section 8.01(f);

then, in any such event, the Company shall pay Parent promptly (but in no event later than one business day after the first of such events shall have occurred) a fee of U.S.$3,545,389 (the "Fee"), and shall reimburse Parent promptly for all
                              ---
out-of-pocket expenses incurred by it, up to a maximum of $500,000, in connection with its due diligence investigation, dealings with financing sources and in the negotiation, execution and delivery of this Agreement and any debt financing arrangements relating to the Offer or the Merger, such expenses to include, without limitation, attorneys', accountants' and other consultants' fees and disbursements, bank fees, and travel costs. Such amounts shall be payable in immediately available funds.

         (b) All costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

                  SECTION 8.04. Amendment. Subject to Section 6.03, this
                                ---------
Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and
--------  -------
the transactions contemplated hereby by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Merger. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 8.05. Waiver. At any time prior to the Effective Time,
                                ------
any party hereto may (i) extend the time for the performance of any obligation or other act of any other party hereto, (ii) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                  ARTICLE IX

                              GENERAL PROVISIONS
                              ------------------

                  SECTION 9.01. Non-Survival of Representations, Warranties and
                                -----------------------------------------------
Agreements. The representations, warranties and agreements in this Agreement
----------
shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles II and IX and in Section 6.06 shall survive the Effective Time indefinitely and those set forth in Section 8.03 and Article IX shall survive termination indefinitely.

                  SECTION 9.02. Notices. All notices, requests, claims, demands
                                -------
and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by United States express mail (postage prepaid, return receipt requested) or by overnight courier guaranteeing next business day delivery to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

       if to Parent or Purchaser:

                Littlejohn Partners IV, L.P.,
                c/o Littlejohn & Co., LLC
                115 East Putnam Avenue
                Greenwich, CT 06830
                Attention:  Mr. Angus Littlejohn or Mr. Michael Klein
                Facsimile:  (203) 861-4009
                Telephone:  (203) 861-4005

       with a copy to:

                Pepper Hamilton LLP
                3000 Two Logan Square
                Philadelphia, PA  19103-2799
                Attention:  James D. Epstein
                Facsimile:  (215) 981-4750
                Telephone: (215) 981-4368

       if to the Company:

                Durakon Industries, Inc.
                2101 N. Lapeer Road
                Lapeer, Michigan 48846
                Attention:  President
                Facsimile:  (810) 664-3957
                Telephone:  (810) 664-0850

       with a copy to:

                Honigman Miller Schwartz and Cohn
                2290 First National Building
                Detroit, Michigan 48226
                Attn:  Donald J. Kunz
                Fax:  (313) 465-7455
                Telephone: (313) 465-7454

                  SECTION 9.03. Certain Definitions. For purposes of this
                                -------------------
Agreement, the term:

                  (a) "affiliate" of a specified person means a person who
                       ---------
         directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, such specified person;

                  (b) "beneficial owner" with respect to any Shares means a
                       ----------------
         person who shall be deemed to be the beneficial owner of such Shares
         (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

                  (c) "business day" means any day on which the principal
                       ------------
         offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the City of New York;

                  (d) "control" (including the terms "controlled by" and "under
                       -------                        -------------       -----
         common control with") means the possession, directly or indirectly or
         -------------------
         as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "person" means an individual, corporation, partnership,
                       ------
         limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                  (f) "subsidiary" or "subsidiaries" of the Company, the
                       ----------      ------------
         Surviving Corporation, Parent or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

                  SECTION 9.04. Severability. If any term or other provision of
                                ------------
this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.05. Entire Agreement, Assignment. This Agreement
                                ----------------------------
constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes, except as set forth in Sections 6.03(b) and 6.10, all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof; provided, however, the third full paragraph of page 3 of the Confidentiality Agreement shall not be deemed to reduce or modify the Company's obligations with respect to any representation or warranty made pursuant to this Agreement. This Agreement shall not be assigned by operation of law or otherwise, except that Parent and Purchaser may assign all or any of their rights and obligations hereunder to any affiliate of Parent provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

                  SECTION 9.06. Parties in Interest. This Agreement shall be
                                -------------------
binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 6.06 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

                  SECTION 9.07. Specific Performance. The parties hereto agree
                                --------------------
that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  SECTION 9.08. Governing Law. The Merger and the rights of the
                                -------------
shareholders of the Company, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan regardless of the laws that might otherwise govern under applicable principles of conflicts of laws.

                  SECTION 9.09. Headings. The descriptive headings contained in
                                --------
this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.10. Counterparts; Facsimile. This Agreement may be
                                -----------------------
executed in one or more counterparts (including by facsimile signature), each of which shall be an original and all of which, when taken together, shall be one and the same agreement.

                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       LITTLEJOHN PARTNERS IV, L.P.

                                       By:    Littlejohn Associates, L.L.C.,
Attest:                                       its General Partner


/s/ Michael Klein                      By: /s/ A. Littlejohn
---------------------------               ---------------------------
Name: Michael Klein                       Name: A. Littlejohn
                                          Title: Member


                                       LPIV ACQUISITION CORP.
Attest:


/s/ A. Littlejohn                     By: /s/ Michael Klein
---------------------------               ---------------------------
Name: A. Littlejohn                       Name: Michael Klein
                                          Title: President


                                       DURAKON INDUSTRIES, INC.
Attest:


/s/ James C. Smith                     By: /s/ David W. Wright
---------------------------               ---------------------------
Name: James C. Smith                      Name: David W. Wright
                                          Title: President/CEO

                                                                         ANNEX A
                                                                         -------


                            Conditions to the Offer
                            -----------------------

                  Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or pay for any Shares tendered pursuant to the Offer, and may terminate or amend the Offer and may postpone the acceptance for payment of and payment for Shares tendered, if (i) the Minimum Tender Condition shall not have been satisfied, (ii) at any time on or after the date of this Agreement, and prior to the acceptance for payment of Shares, any of the following conditions shall exist:

                  (a) there shall have been entered any order, preliminary or permanent injunction, decree, judgment or ruling in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, which makes illegal or otherwise directly or indirectly restrains or prohibits or makes materially more costly the making of the Offer, the acceptance for payment of, or payment for, any Shares by Parent, Purchaser or any other affiliate of Parent, or the consummation of any other Transaction;

                  (b) there shall have occurred any Material Adverse Effect with respect to the Company;

                  (c) (i) the Board or any committee thereof (x) shall have withdrawn or modified in a manner adverse to Parent or Purchaser the approval or recommendation of the Offer, the Merger, the Shareholder Agreements or the Agreement, (y) shall have failed to reaffirm such approval or recommendation upon request by Parent given after the Company's receipt of a proposal involving a Competing Transaction or
         (z) shall have approved or recommended any takeover proposal or any other acquisition of Shares other than the Offer and the Merger, or
         (ii) the Board or any committee thereof shall have resolved to do any of the foregoing;

                  (d) there shall have been any misstatement in or omission from any representation of, or there shall have occurred any breach of warranty by, the Company in the Agreement as a result of which, individually or in the aggregate, there is, or may reasonably be expected to occur, a Material Adverse Effect with respect to the Company;

                  (e) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any material agreement or material covenant of the Company to be performed or complied with by it under the Agreement;

                  (f) the Agreement shall have been terminated in accordance with its terms;

                  (g) the Company shall not have taken or caused to be taken all such action so that each outstanding option to purchase Shares issued by the Company other than pursuant to the Company's 1996 Stock Option Plan shall be automatically cancelled as of the Effective Time and the holders of each such option shall only be entitled to receive from the Company, at the Effective Time or as soon as practicable thereafter, an amount in cash equal to the Spread, if any, in exchange for the cancellation of each such option;

                  (h) Purchaser and the Company shall have agreed that Purchaser shall terminate the Offer or postpone the acceptance for payment of or payment for Shares thereunder which, in the sole judgment of Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or any of its affiliates) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payment; or

                  (i) the Company's consolidated cash balance, as computed in accordance with GAAP, as of the expiration of the Offer, shall be less than $15 million, determined after subtracting an amount equal to the then-outstanding accounts payable (excluding inter-company accounts payable) incurred by the Company, any Subsidiary, and/or Durakon Mexican, S.A. de C.V. relating to the GMT-805 expenditures listed in
         Section 5.01(e) of the Disclosure Schedule;

or (iii) immediately after the expiration of the Offer, the President of the Company shall not have delivered a certificate in form and substance reasonably satisfactory to Parent to the effect that the condition described in subsection
(ii)(i) above does not exist.

                  The foregoing conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition or may be waived by Purchaser or Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances; and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                  Schedule I
                             List of Shareholders
                             --------------------


 David Aronow
 Phillip Wm. Fisher
 Richard J. Jacob
 Robert M. Teeter
 David W. Wright
 Max M. Fisher Revocable Trust, u/a/d August 13, 1988, by Max M. Fisher, Trustee Martinque Charitable Remainder Unitrust, by Marjorie S. Fisher, Trustee Wolverine Investors, by Newton Minow, Trustee
 1990 Bronx Trust #1, by Daniel R. Tisch, Trustee
 1990 Des Moines Trust #1, by Daniel R. Tisch, Trustee